EXHIBIT 23

Consent of James E. Scheifley & Associates, P.C.



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EXHIBIT 23

                      James E. Scheifley & Associates, P.C.
                               22 Brushwood Court
                                   PO Box 2158
                             Dillon, Colorado 80435

           Phone (970) 513-9308 FAX (419) 821-5638 E-Mail jes@vail.net
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December 1, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments contained in Item 4 of Form 8-K of Multi-Link Telecommunications, Inc., dated November 30, 2004.


/s/ James E. Scheifley & Associates, PC
James E. Scheifley & Associates, PC
Dillon, Colorado